                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 2 to Registration Statement of Mercury Air Group, Inc. on Form S-1 of our report dated September 15, 1995, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the caption "Experts" in such Prospectus.


    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Mercury Air Group, Inc., listed in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP


Los Angeles, California
January 29, 1996